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                         MEDICALOGIC/MEDSCAPE, INC.




COMMON STOCK

NUMBER

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THIS CERTIFICATE IS TRANSFERABLE IN
NEW YORK, NY OR RIDGEFIELD PARK, NJ



COMMON STOCK

SHARES

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SEE REVERSE FOR CERTAIN DEFINITIONS AND A
STATEMENT AS TO THE RIGHTS, PREFERENCES,
PRIVILEGES AND RESTRICTIONS ON SHARES


             INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON

CUSIP 584642 10 2




THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF


   FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF
                         MEDICALOGIC/MEDSCAPE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


  David C. Moffenbeier
CHIEF EXECUTIVE OFFICER
     AND SECRETARY


  Mark K. Leavitt, M.D.
       CHAIRMAN


SEAL


COUNTERSIGNED AND REGISTERED:
     CHASEMELLON SHAREHOLDER SERVICES, LLC.
          TRANSFER AGENT AND REGISTRAR

BY

                       AUTHORIZED SIGNATURE